Exhibit 99.
                                VOTING AGREEMENT

          THIS VOTING AGREEMENT (the "Agreement") is made as of June 14, 2000 by and among the undersigned stockholders (the "Stockholders") of USA Detergents, Inc., a Delaware corporation (the "Company"), the Company, and Church & Dwight Co., Inc., a Delaware corporation ("CHD").

         A. The Company and CHD have entered into that certain Limited Liability Company Operating Agreement of Armus, LLC ("Armus"), dated as of June 13, 2000 (the "LLC Agreement"), for the purpose of establishing a joint venture to combine the laundry detergent businesses of CHD and the Company.

         B. Section 9.4 of the LLC Agreement grants to CHD an option (the "Option") to purchase all of the Company's ownership interests in Armus, all of the Company's assets and properties used in the Business (as such term is defined in the LLC Agreement) and all intellectual property covered by the license to be entered into between Armus and the Company in accordance with the terms of the LLC Agreement.

          C. If CHD elects to exercise the Option the resulting purchase and sale of assets (the "Asset Sale") may require the approval by a majority vote of the outstanding shares of the Company.

         D. As of the date hereof, each Stockholder owns, of record and beneficially, the number of shares of Company capital stock appearing opposite his, her or its name on Schedule A (such shares of Company capital stock, together with any other shares of capital stock of the Company the beneficial ownership of which is acquired by such Stockholder after the date hereof during the term of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, and as to which the stockholder has voting power or control, in all instances to the extent held by such Stockholder at the applicable time, being collectively referred to herein as the "Subject Shares").

         E. As a condition to its willingness to enter into the LLC Agreement, CHD has required that the Stockholders agree, and in order to induce CHD to enter into the LLC Agreement the Stockholders have agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1. Covenants of Stockholders. Until the termination of this Agreement in accordance with Section 4:

                  (a) Each Stockholder shall attend any and all meetings of stockholders of the Company called with respect to the Asset Sale, in person or by proxy, and at such meeting of stockholders (or at any adjournment thereof) or in any other circumstances upon which a vote, written consent or other approval with respect to the Asset Sale and any asset purchase agreement related thereto ("Asset Purchase Agreement") is sought, each Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Asset Sale, the adoption of the Asset Purchase Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Asset Purchase Agreement and necessary for the Asset sale.

                  (b) Except as set forth in this Agreement, each Stockholder agrees that it shall not enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares which will negatively impact on the ability of such stockholder to fulfill its obligations hereunder, and shall not commit or agree to take any of the foregoing actions.

                  (c) Each Stockholder shall use his best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with CHD in doing, all things necessary, proper or advisable to support and to complete and make effective, in the most expeditious manner practicable, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement in the event CHD exercises the option, In all instances solely in his or her capacity as a shareholder of the Company.

                  (d) Each  Stockholder  shall promptly notify CHD in writing of the nature and amount of any acquisition by such Stockholder of any voting securities of the Company acquired by such Stockholder hereinafter.

                  (e) Each Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of Subject Shares and constitutes and appoints CHD, or any nominee of CHD, or any of them, with full power of substitution and resubstitution, at any time during the term hereof, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, but solely in his or her capacity as a stockholder of the Company (i) to demand that the Secretary or other appropriate officer of the Company call a special meeting, or to solicit the written consent, of the stockholders of the Company for the purpose of considering any matter referred to in
         Section 1(a) hereof, (ii) to vote each of such Subject Shares, as provided in Section 1(a), as its proxy at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the Delaware General Corporation Law may permit or require as provided in Section 1(a) and (iii) to approve any other motion or action necessary to effect the foregoing.

         The foregoing proxy and power of attorney are irrevocable and coupled with an interest throughout the term of this Agreement.

          2. Representations and Warranties. Each Stockholder represents and warrants, with respect to himself, to CHD as follows:

                  (a) The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares. The Stockholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except as contemplated by this Agreement.

                  (b) This Agreement has been duly executed and delivered by the Stockholder. Assuming the due authorization, execution and delivery of this Agreement by CHD, this Agreement constitutes the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms. The execution and delivery of this Agreement by the Stockholder does not and will not conflict with any agreement, order or other instrument binding upon the Stockholder, nor require any regulatory filing or approval.

         3. Representations and Warranties of CHD. CHD represents and warrants to the Stockholders and the Company that the execution and delivery of this Agreement by CHD and the completion by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CHD and this Agreement has been duly executed and delivered by CHD and constitutes a valid and binding agreement of CHD.

          4. Termination. The obligations of the Stockholders hereunder shall terminate upon expiration of the Option. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

         5. Further Assurances. The Stockholders will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as CHD may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         6. Remedies. The Company and each Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause CHD irreparable harm. Accordingly, in the event of any breach or threatened breach of this Agreement, CHD, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

          7. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          8. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by the applicable Stockholders, the Company and CHD.

         9. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York, New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

          10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          11. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement

         12. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

         If to CHD, to:

         Church & Dwight Co., Inc.
         469 N. Harrison Street
         Princeton, NJ 08543-5297
         Attn:  Chief Executive Officer
         Fax: (609) 497-7177

         with a copy to:

         Gibson Dunn & Crutcher, LLP
         4 Park Plaza
         Irvine, CA 92614
         Attn:  Ronald S. Beard, Esq.
         Facsimile No.:  (949) 451-4730

         If to the Company, to:

         USA Detergents, Inc.
         1735 Jersey Avenue
         North Brunswick, NJ 08902
         Attention:  Chief Executive Officer
         Facsimile:  732-246-8833


         with a copy to:

         Fulbright & Jaworski L.L.P.
         666 Fifth Avenue
         New York, NY 10103
         Attention:  Sheldon G. Nussbaum
         Facsimile:  212-318-3400

         If to the Stockholder, to:

          the address or facsimile number listed in the records of the Company for such Stockholder.

          13. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the LLC Agreement.

          14. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. No Limitation on Actions of the Stockholders as Director. Notwithstanding anything to the contrary in this Agreement and to the extent applicable, nothing in this Agreement is intended or shall be construed to require the Stockholders to take or in any way limit any action that the Stockholders may take to discharge the Stockholders' fiduciary duties as a director or officer of the Company.

         16. Facsimile Signatures. Any signature page delivered by facsimile or telecopy shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

              [The remainder of this page has been intentionally left blank; signature pages follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day first above written.



"CHD"                                           "Company"

Church & Dwight Co., Inc.                       USA Detergents, Inc.

By: /s/  Robert A. Davies, III            By:   /s/    Uri Evan
    ---------------------------               -------------------------------
Name:    Robert A. Davies, III            Name:        Uri Evan
Title:   Chief Executive Officer          Title:    Chief Executive Officer



"Stockholders"

    /s/    Uri Evan                             /s/    Dinah Evan
    ---------------------------               -------------------------------
           Uri Evan                                   Dinah Evan
Address:   50 East 77th                    Address:   50 East 77th
           New York, NY  10021                        New York, NY  10021




Bergman Family Limited Partnership              /s/    Daniel Bergman
                                               -------------------------------
                                                       Daniel Bergman
By:     /s/    Daniel Bergman
    ---------------------------            Address:    1961 East 1st
Name:      Daniel Bergman                              Brooklyn, NY  11223
Title:     General Partner

Address:   1961 East 1st
           Brooklyn, NY  11223

                                   Schedule A

                 List of Stockholders and Number of Shares Owned


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Stockholder                               Shares
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Dinah Evan                                386,430
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Bergman Family Limited                    741,713
Partnership
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